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                                                                   EXHIBIT 10.24

                           EIGHTH AMENDMENT AGREEMENT

      This EIGHTH AMENDMENT AGREEMENT (this "Agreement" or the "Eighth Amendment") made as of May 21, 1998, by and among CMP MEDIA INC. (the "Borrower"), a Delaware corporation and the successor by merger to CMP Publications, Inc., a New York corporation ("CMP Publications"), FLEET NATIONAL BANK ("Fleet"), formerly known as Fleet National Bank of Connecticut and prior to that Shawmut Bank Connecticut, N.A., and the successor by merger to Fleet Bank N.A. ("Fleet N.A."), THE CHASE MANHATTAN BANK ("Chase"), the successor by merger to The Chase Manhattan Bank, N.A., (Fleet and Chase and any of their respective successors or permitted assigns, the "Banks") and Fleet as agent for the Banks (in its capacity as such, the "Agent").

                                   WITNESSETH:

      WHEREAS, CMP Publications, Fleet, Chase and the Agent have executed and delivered a Credit Agreement dated as of July 15, 1993 (the "Original Credit Agreement"), which Original Credit Agreement was amended by an Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated February 28, 1994 (the "First Amendment"), by a Second Amendment and Waiver Agreement among CMP Publications, Fleet, Chase and the Agent dated as of February 27, 1995 (the "Second Amendment"), by a Third Amendment Agreement among CMP Publications, Fleet, Chase and the Agent dated as of May 30, 1995 (the "Third Amendment"), and by a Fourth Amendment Agreement, dated as of August 9, 1995, between CMP Publications, Fleet, Chase, Fleet N.A. and the Agent (the "Fourth Amendment") (such First, Second, Third and Fourth Amendments are collectively referred to below as the "Prior Four Amendments"); and

      WHEREAS, CMP Publications, Fleet, Chase and the Agent also executed and delivered (i) a Third Waiver Agreement, dated April 24, 1995 (the "Third Waiver") and (ii) a Fourth Waiver Agreement, dated June 5, 1995 (the "Fourth Waiver"), both relating to the Original Agreement, as amended; and

      WHEREAS, CMP Publications, Fleet, Fleet N.A., Chase and the Agent also executed and delivered a Fifth Waiver Agreement, dated February 28, 1996 (the "Fifth Waiver") also relating to the Original Credit Agreement, as amended; and

      WHEREAS, the Original Credit Agreement was subsequently amended by a Fifth Amendment and Consolidation of Prior Amendments (Together with Sixth Waiver) Agreement, dated as of November 14, 1996 (the "Fifth Amendment"), which Fifth Amendment, among other things, (i) set forth certain new amendments to the Original Credit Agreement, and (ii) consolidated those amendments (to the Original Credit Agreement) which were contained in the Prior Four Amendments and were still effective;

      WHEREAS, the Original Credit Agreement was subsequently amended by a Sixth Amendment, dated as of April 15, 1997 and by a Seventh Amendment Agreement, dated as of July 18, 1997 (the Original Credit Agreement as amended by the Fifth Amendment (including both such new amendments and consolidated amendments), such Sixth Amendment and such Seventh Amendment is referred to below as the "Agreement"); and

      WHEREAS, the Borrower, the Banks and the Agent entered into a Seventh Waiver Agreement, dated as of June 13, 1997 with respect to the Agreement; and

      WHEREAS, the Borrower and the Banks desire to enter into this Agreement in order to set forth certain other amendments to the Agreement.

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


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      Part A. General Matters.

      1. Capitalized Terms; Section References. Capitalized terms used herein without definition and defined in the Agreement shall have the same respective meanings given those terms in the Agreement, unless the context otherwise requires. All Section references used herein shall, unless otherwise specified herein, be deemed to refer to Sections in the Agreement.

      Part B. Amendments to the Agreement.

      1. Amendment to Definition. The definition of the terms "Guarantor" or Guarantors" contained in Section 1.01 is hereby amended and restated to read in its entirety as follows:

      "Guarantor" or "Guarantors" (i) shall mean CMP International Corp., a Delaware corporation and formerly known as CMP Publications International Corp., and any other Affiliate of the Borrower hereafter guarantying the Notes pursuant to Section 5.09 below, and (ii) shall also include, for purposes hereof (including Section 5.08, Article 6 (and the definitions related thereto), and
Article 7), unless the context otherwise requires, CMP France S.N.C., a general partnership formed under the laws of France, CMP Media Limited, CMP Media (U.K.) Limited and CMP Media GmbH, a German corporation, notwithstanding the fact that some or all of such entities may not have executed such a guaranty (the Borrower hereby acknowledging and agreeing that the Required Banks shall have the right, at any time, to require the Borrower to cause such entities to so execute and deliver such guaranties for the benefit of the Banks and the Agent (with such changes, in the case of a foreign entity as the Banks may request as a result of any foreign law requirements).

      2. New Definitions. The following new definitions are hereby added to
Section 1.01 to be inserted in their proper alphabetical order:

      "CMP Media Limited": means CMP Media Limited, a United Kingdom corporation.

      "CMP Media (U.K.) Limited": means CMP Media (U.K.) Limited, a United Kingdom corporation.

      "U.K. Lease": means the lease (including any related Agreement for Lease and License for Alterations) to be entered into between CMP Media Limited and CMP Media (U.K.) Limited and Bantry Limited with respect to the premises at 8-14 Vine Hill, Holborn London, England, which lease agreement shall provide for a maximum term of approximately fifteen years, with an option (the "Termination Option") to terminate after approximately the first ten years, such lease to commence approximately May 21, 1998; the U.K Lease to contain such basic monetary (including rental) terms as the Borrower has presented to the Banks on or prior to May 20, 1998.

      3. New Section 1.03. A new Section 1.03 is hereby added to the Agreement to read in its entirety as follows:

            1.03. Guarantied Indebtedness.

            In determining the amount of principal of indebtedness guarantied by the Borrower pursuant to Section 6.02(e) below: (i) any indebtedness in a currency other than United States Dollars shall be deemed converted to United States Dollars using a spot exchange rate reasonably selected by the Agent at the applicable time, (ii) with respect to indebtedness consisting of operating leases, the principal of indebtedness shall be deemed to be the aggregate rental payable thereunder (but not, in the case of a real property lease, the operating expenses and real property taxes) as in good faith determined by the Agent, and (iii) until such time as the Termination Option (as defined in the definition of U.K. Lease) may no longer be legally and properly exercised by CMP Media Limited and CMP Media (U.K.) Limited, the rental obligations to be paid only in the last five years of the fifteen year lease term under the U.K. Lease shall not be considered indebtedness.

      4. Amendment of Section 6.02. Section 6.02 is hereby amended by amending and restating clauses (e) - (g), inclusive thereof to read in their entirety as follows: "(e) a guaranty or guaranties by the Borrower of (i) indebtedness (plus interest thereon) for borrowed money incurred by one or more members of senior management of the Borrower or (ii) indebtedness (including lease obligations (including without limitation the U.K. Lease)) of Guarantors, to the extent such indebtedness is otherwise permitted hereunder, provided, that the aggregate principal amount of indebtedness guaranteed by the Borrower under this clause
(e) shall not exceed $15 million, (f) in addition to the guaranties permitted by the preceding clause (e), guaranties made in the ordinary course of business for the


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benefit of employees of the Borrower or any Guarantor, provided, that, the maximum amount of obligations so guaranteed by the Borrower or any Guarantor under this clause (f) shall not exceed $250,000 in the case of an individual employee and $1,000,000 in the aggregate at any time outstanding, and (g) guaranties not otherwise permitted by this Section 6.02, not to exceed $100,000 in the aggregate principal amount outstanding at any time."

      5. Amendment of Section 6.04. Section 6.04 is hereby amended by (i) deleting the word "and" immediately prior to clause (d), and (ii) adding a new clause (e) to read as follows: "and (e) the U.K. Lease and any non-monetary modifications and non-material monetary modifications thereto."

      Part C. Miscellaneous; and Payment of Fees and Expenses.

      1. The Borrower, the Agent and the Banks hereby ratify and confirm all terms and provisions of the Agreement, and of any other documents, instruments or agreements executed in connection therewith, and agree that, except as expressly modified herein, all of such terms and provisions remain in full force and effect.

      2. Each Bank acknowledges and agrees with each other Bank and the Agent that (i) it has independently evaluated any projections and other materials and information with respect to the Borrower and/or any Guarantor and has made its own independent decision to enter into this Amendment and is not relying on any representation or other statement of such other Bank or the Agent in doing so and (ii) pursuant to Section 8.04 of the Agreement, it shall make its own credit decisions in taking or not taking any action (including without limitation making or not making any Loan) under the Agreement and the Notes. Borrower acknowledges that the obligations of the Banks are several and no Bank shall be responsible for the failure (if any) of any other Bank to make any Loan required to be made by such other Bank.

      3. In order to induce the Banks to enter into this Agreement and to make any further Loans, the Borrower hereby represents and warrants that:

      (a) the representations and warranties contained in Article 4 of the Agreement, as hereby amended, are true and correct in all material respects on the date hereof (or were true and correct as of the specific point in time to which they relate) with the same effect as though such representations and warranties had been made on the date hereof,

      (b) the Borrower is in compliance with all of the terms and provisions set forth in the Agreement, as hereby amended, on its part to be observed and performed,

      (c) no Event of Default or Default under the Agreement, as hereby amended, now exists,

      (d) the Agreement, as hereby amended, and the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and

      (e) the Borrower has no claims, counterclaims, defenses, or rights of set-off or recoupment against the Banks or the Agent.

      4. This Eighth Amendment may be signed in any number of counterparts, all of which shall be considered originals but all of which together shall be deemed one instrument.

      5. This Eighth Amendment (i) shall be governed by and construed in accordance with the internal laws of the State of Connecticut, (ii) is limited specifically to the matters set forth herein, (iii) does not constitute directly or by implication a waiver or modification of any other provision of the Agreement and (iv) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      6. The Borrower hereby agrees to pay the legal fees and disbursements of Finn Dixon & Herling LLP incurred in connection with the drafting and negotiation of this Eighth Amendment and related matters.


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      IN WITNESS WHEREOF, the parties hereto each have executed this Eighth
Amendment as of the date first hereinbefore written.


                                    CMP MEDIA INC.


                                    By:___________________________
                                    Name:  Joseph E. Sichler
                                    Title: Vice President/CFO

                                    FLEET NATIONAL BANK

                                    By:___________________________
                                    Name:  G. Steven Kalin
                                    Title: Vice President



                                    THE CHASE MANHATTAN BANK


                                    By:___________________________
                                    Name:  Emelia K. Teige
                                    Title: Vice President


                                    FLEET NATIONAL BANK,
                                    as Agent


                                    By:___________________________
                                    Name:  G.  Steven Kalin
                                    Title: Vice President


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